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                                                                   EXHIBIT 10.21


                            TRINITY INDUSTRIES, INC.

                        RESTRICTED STOCK GRANT AGREEMENT



THIS RESTRICTED STOCK GRANT AGREEMENT (the "Agreement"), by and between TRINITY INDUSTRIES, INC. (hereinafter called the "Company") and Michael E. Flannery (hereinafter called the "Grantee");


                                   WITNESSETH:

WHEREAS, the Optionee, was employed by Thrall Car Manufacturing Company ("Thrall") or its parent company, Duchossois Industries, Inc., prior to Thrall's merger with TCMC Acquisition Corp., a wholly owned subsidiary of the Company, pursuant to which the Company became the owner of all of the outstanding stock of Thrall, and the Company desires that the Optionee be employed by Thrall or one of the Company's Affiliates; and

WHEREAS, the Company has determined to award to the Grantee four thousand eight-hundred (4,800) shares of Common Stock of the Company, subject to the terms and conditions hereinafter set forth, to induce the Optionee to enter into an employment arrangement with Thrall or with one of the Company's Affiliates and also afford the Optionee an opportunity to obtain an increased proprietary interest in the Company so as to assure a closer identification between the Optionee's interest and the interest of the Company;

NOW, THEREFORE, in consideration of the premises and the covenants and agreements herein contained, the parties hereto agree as follows:


1. Grant of Restricted Shares.

Subject to the terms and conditions of this Agreement and the restrictions set forth below, the Company hereby grants to the Grantee the total number of shares of common stock of the Company set forth above (the "Restricted Shares").


2. Shareholder Status.

Effective upon the date of grant, Grantee has become the holder of record of the Restricted Shares and has all rights of a stockholder with respect to the Restricted Shares, including the right to vote the Restricted Shares and the right to receive all dividends paid with respect to the Restricted Shares, subject to the terms and conditions set forth in this Agreement.

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3. Restrictions.

The Restricted Shares may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered (the "Restrictions on Transferability") until the Restrictions on Transferability shall lapse. The Restrictions on Transferability shall lapse upon the first to occur of the following:

         (i)      October 26, 2003 for 100% of the Restricted Shares;

         (ii)     death;

         (iii)    disability;

         (iv) a Change in Control (as defined in the Company's 1998 Stock Option and Incentive Plan); or

         (v) the consent to the removal of the restrictions by the Human Resources Committee of the Board of Directors of the Company in its sole discretion.

All of the Restricted Shares shall be forfeited by the Grantee to the Company if prior to the lapse of the Restrictions on Transferability the Grantee's employment with the Company terminates for any reason other than death or disability. Upon forfeiture, the Company shall have all right, title and interest in the Restricted Shares and the Grantee shall have no further right, title or interest therein. Until the Restrictions on Transferability shall lapse, the certificates representing the Restricted Shares shall bear a legend giving notice of such restrictions as follows:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED PURSUANT TO A RESTRICTED STOCK GRANT AGREEMENT DATED AS OF OCTOBER 26, 2001, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF OR ENCUMBERED AT ANYTIME WITHOUT THE PRIOR WRITTEN APPROVAL OF THE COMPANY.

Nothing herein shall prevent the Grantee from delivering Restricted Shares back to the Company when tendered to exercise, in whole or in part, a non-qualified stock option provided that (i) the Restricted Shares have been held for at least six months prior to the date of tendering such shares in exercise of the stock option; (ii) the shares issued back to Grantee upon exercise of a stock option shall be subject to this Agreement with the identical restrictions and in the same number as the Restricted Shares tendered; and (iii) such newly issued Restricted Shares shall not again be eligible for delivery upon exercise of a non-qualified stock option until the lapse of six months thereafter. The Restricted Shares may only be tendered in exercise of a stock option under circumstances and by a method whereby an equal number of Restricted Shares can be issued back to the Grantee.

Upon the lapse of the Restrictions on Transferability with respect to any of the Restricted Shares, a certificate representing such shares and without the restrictive legend noted above shall be delivered to Grantee or Grantee's personal representative, provided that the Grantee or Grantee's personal representative has made appropriate arrangements with the Company for applicable taxes which are required to be withheld under federal, state or local law or the tax withholding requirement has otherwise been satisfied. The Grantee may elect, in accordance with Company


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policy in effect at the time, to pay in shares of Common Stock of the Company a portion or all of the amount of the federal, state or local, income or other taxes required by law to be withheld in connection with the lapse of Restrictions on Transferability. To make such election the Grantee shall authorize the Company to withhold, on or about the date such withholding tax liability is determinable, a portion of the shares that were or otherwise would be distributed to the Grantee upon the lapse of Restrictions on Transferability having a fair market value equal to the amount of such required withholding taxes that the Grantee elects to pay in shares.


4. No Rights of Continued Service.

Nothing herein shall confer upon Grantee any right to remain an officer or employee of the Company or one of its Subsidiaries, and nothing herein shall be construed in any manner to interfere in any way with the right of the Company or its Subsidiaries to terminate the Grantee's service at any time.


5. Interpretation of this Agreement.

All questions of interpretation and application of this grant shall be subject to determination by a majority of the members of the Human Resources Committee, which determination shall be final and binding on Grantee.


6. Acceptance and Stock Power.

The grant of the Restricted Shares under this Agreement is subject to and conditioned upon: (i) Grantee's acceptance of the terms hereof by the return of an executed copy of this Agreement to the Company and (ii) delivery of an executed stock power in the attached form.


         DATED as of the 26th day of October, 2001.

                                             TRINITY INDUSTRIES, INC.



                                             /s/ Timothy R. Wallace
                                             -----------------------------------
                                             Timothy R. Wallace
                                             Chairman, President and
                                             Chief Executive Officer



                                             GRANTEE


                                             /s/ Michael E. Flannery
                                             -----------------------------------
                                             NAME:    Michael E. Flannery



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                             IRREVOCABLE STOCK POWER


FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer, to Trinity Industries, Inc., four thousand eight-hundred (4,800) shares of the common stock of Trinity Industries, Inc. awarded to the undersigned and for which restrictions have not lapsed pursuant to a Restricted Stock Grant Agreement dated as of October 26, 2001 represented by certificate No(s). ______________ for 4,800 shares standing in the name of the undersigned on the books of said Company.


                                             /s/ Michael E. Flannery
                                             -----------------------------------
                                             Michael E. Flannery



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